UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 18, 2014

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9341	02-0377419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire		03062
(Address of Principal Executive Offices)		(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On or about December 18, 2014, iCAD, Inc. (the “Company”) entered into a confidential settlement agreement (the “Agreement”) with individual plaintiffs whose lawsuits had been consolidated in Orange County Superior Court for the State of California (Case No. 30-2011-00451816-CU-PL-CXC).

The Agreement was entered into by and between plaintiffs Jane Doe Nos. 1-7, and 9-15 (“Jane Does”) and John Doe Nos. 1-3, 7, 9, 10, 14 and 15 (“John Does”) (all Jane and John Does, collectively, “Plaintiffs”), and defendants/cross-defendants Xoft, Inc., American Ceramic Technology, Hoag Memorial Presbyterian Hospital, Mel Silverstein, M.D., Jack Cox, M.D., Robert Dillman, M.D., Ralph Mackintosh, Ph.D., Peter Chen, M.D., Lisa Guerra, M.D., and the Company. The lawsuit was settled within policy limits, and the Company obtained a full release from the plaintiffs to such lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC.
(Registrant)

By:	/s/ Kevin Burns
Kevin Burns
Chief Financial Officer and Chief Operating Officer

Date: December 24, 2014